Exhibit 99.1

NEWS RELEASE

9025 N. Lindbergh Drive | Peoria, IL 61615-1431
P: 309-692-1000 | F: 309-692-1068 | www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby
(309) 693-5880
Aaron.Jacoby@rlicorp.com
www.rlicorp.com

RLI Reports Second Quarter 2014 Results

PEORIA, ILLINOIS, July 16, 2014 — RLI Corp. (NYSE: RLI) — RLI Corp. reported second quarter 2014 operating earnings of $28.9 million ($0.66 per share), compared to $27.5 million ($0.63 per share) for the second quarter of 2013. For the six months ended June 30, 2014, operating earnings were $53.7 million ($1.23 per share) compared to $49.9 million ($1.15 per share) for the same period in 2013.

	Second Quarter
Earnings Per Diluted Share	2014	2013
Operating earnings (1)	$0.66	$0.63
Net earnings	$0.82	$0.69

(1) See discussion below of non-GAAP financial measures.

Highlights for the quarter included:

•                  Combined ratio of 84.2, resulting in underwriting income of $26.6 million.

•                  3% growth in gross premiums written and 4% growth in net premiums written.

•                  $22.3 million net increase in underwriting income resulting from favorable development in prior years’ loss reserves.

•                  $6.8 million net decrease in underwriting income resulting from 2014 spring storms.

•                  Investment income of $14.0 million, up 9% from the same period last year.

•                  Book value per share of $21.37, an increase of 11% from year end 2013.

“We are pleased to report solid results for the quarter, including an 84.2 combined ratio, and 11% growth in book value per share for the year,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “Our strong performance and book value growth were driven by consistent underwriting results across all of our segments and positive returns in the investment portfolio.”

“We continuously look for ways to enhance the product offerings and service we provide to our customers. Our company is well-positioned to take advantage of opportunities that add value for our customers and align with our business,” said Michael.

Underwriting income

RLI achieved $26.6 million of underwriting income in the second quarter of 2014 on an 84.2 combined ratio, compared to $25.6 million of underwriting income on an 83.4 combined ratio in the same quarter for 2013. Results for 2014 include $22.3 million in favorable development in prior years’ loss reserves, compared to $24.6 million in favorable development in prior years’ loss reserves in 2013. Partially offsetting the favorable results in both periods were spring storm losses of $6.8 million in 2014 and $8.8 million in 2013.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (1)	Second Quarter
(in millions)	2014	2013
Casualty	$16.5	$14.6
Property	2.3	2.2
Surety	7.8	8.8
Total	$26.6	$25.6

	Second Quarter
Combined Ratio	2014	2013
Casualty	82.5	81.3
Property	95.3	95.6
Surety	69.3	67.2
Total	84.2	83.4

(1) See discussion below of non-GAAP financial measures.

—more—

RLI reported year-to-date underwriting income of $49.1 million representing an 85.1 combined ratio through June 30, 2014, versus $45.4 million of underwriting income representing an 84.8 combined ratio for the same period last year.

Other income

RLI’s net investment income for the quarter increased 8.8% to $14.0 million, compared to the same period in 2013. For the six-month period ended June 30, 2014, investment income was $27.6 million versus $25.7 million for the same period in 2013. The investment portfolio’s total return was 3.0% for the quarter. The bond portfolio’s return was 2.3% in the quarter, while the equity portfolio gained 5.4%. Through six months, the investment portfolio’s total return was 5.8% with the bond portfolio returning 4.7% and equities returning 9.3%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $55.7 million   ($1.27 per share) for the quarter compared to -$3.6 million (-$0.08 per share) for the same quarter in 2013. Year-to-date comprehensive earnings were $102.4 million ($2.34 per share), compared to $38.8 million ($0.90 per share) for the same period last year.

During the quarter, equity in earnings of unconsolidated investees was $5.9 million compared to $4.6 million from the same period last year. Results for the current year are related to Maui Jim, Inc. ($5.7 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($0.2 million), a specialty E&S insurance company. For the six-month period ended June 30, 2014, equity in earnings of unconsolidated investees was $9.3 million versus $8.1 million in 2013. Prior year figures reflect only Maui Jim results, as our equity investment in Prime occurred in the first quarter of 2014.

Dividend paid in the second quarter 2014

On June 20, 2014, the Company paid a dividend of $0.18 per share, a $0.01 increase over the prior quarter. RLI has paid dividends for 152 consecutive quarters and increased dividends in each of the last 39 years.

Non-GAAP measures

Underwriting income, operating earnings, earnings per share (EPS) from operations and other per share items are non-GAAP financial measures, and we believe that investors’ understanding of RLI’s core operating performance is enhanced by our disclosure of these financial measures. Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting losses and settlement expenses, policy acquisition costs, and insurance operating expenses from net premium earned. Operating earnings and EPS from operations consist of our net earnings adjusted by net realized investment gains/(losses) and taxes related to net realized gains/(losses). Our definitions of these items may not be comparable to the definitions used by other companies. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. All earnings per share data are calculated using fully diluted shares. Combined ratio refers to a GAAP combined ratio.

Other news

During the second quarter, the Company’s A+ “Superior” financial strength rating was affirmed by A.M. Best for the following RLI insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company. CBIC’s inclusion as a member of the RLI Group rating recognizes the strategic importance of the company and its successful integration into the RLI Group.

At 10 a.m. central time (CT) tomorrow, July 17, 2014, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at http://www.media-server.com/m/p/koyd4qb9.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission; including the Form 10-K Annual Report for the year ended December 31, 2013.

RLI, a specialty insurance company, offers a diversified portfolio of property and casualty coverages and surety bonds serving niche or underserved markets. RLI operates in all 50 states from office locations across the country. RLI’s insurance subsidiaries — RLI Insurance Company, Mt. Hawley Insurance Company, RLI Indemnity Company and Contractors Bonding and Insurance Company — are rated A+ “Superior” by A.M. Best Company.

For additional information, contact Aaron Jacoby, Vice President, Corporate Development at 309-693-5880 or at aaron.jacoby@rlicorp.com or visit our website at www.rlicorp.com.

Supplemental disclosure regarding the earnings impact of specific items:

	Operating Earnings Per Share
	2014	2013	2014	2013
	2nd Qtr	2nd Qtr	6 Mos.	6 Mos.
Operating Earnings Per Share	$0.66	$0.63	$1.23	$1.15

Specific items included in operating earnings per share: (1) (2)
• Favorable development in casualty prior years’ reserves	$0.30	$0.27	$0.43	$0.42
• Favorable (unfavorable) development in property prior years’ reserves	$(0.01)	$0.01	$0.01	$0.01
• Favorable development in surety prior years’ reserves	$0.05	$0.06	$0.09	$0.07
• Catastrophe impact
• 2014 spring storms	$(0.10)	$—	$(0.10)	$—
• 2013 and prior events	$(0.01)	$(0.11)	$—	$(0.11)

(1) Includes bonus and profit sharing-related impacts which affected other insurance and general corporate expenses.

(2) Reserve development reflects changes from previously estimated losses.

RLI CORP.

2014 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$168,604	$154,553	9.1%	$329,736	$298,704	10.4%
Net investment income	13,982	12,847	8.8%	27,564	25,733	7.1%
Net realized investment gains	10,431	3,742	178.8%	16,932	7,426	128.0%
Consolidated revenue	193,017	171,142	12.8%	374,232	331,863	12.8%

Loss and settlement expenses	73,345	65,607	11.8%	144,361	127,055	13.6%
Policy acquisition costs	55,156	51,502	7.1%	110,207	101,838	8.2%
Other insurance expenses	13,534	11,885	13.9%	26,067	24,454	6.6%
Interest expense on debt	1,874	1,513	23.9%	3,725	3,025	23.1%
General corporate expenses	2,549	1,692	50.7%	4,747	4,078	16.4%
Total expenses	146,458	132,199	10.8%	289,107	260,450	11.0%

Equity in earnings of unconsolidated investees	5,864	4,633	26.6%	9,289	8,132	14.2%

Earnings before income taxes	52,423	43,576	20.3%	94,414	79,545	18.7%
Income tax expense	16,698	13,674	22.1%	29,720	24,796	19.9%
Net earnings	$35,725	$29,902	19.5%	$64,694	$54,749	18.2%

Other comprehensive earnings (loss), net of tax	19,934	(33,481)	—	37,671	(15,928)	—

Comprehensive earnings (loss)	$55,659	$(3,579)	—	$102,365	$38,821	163.7%

Operating earnings: (1)

Net earnings	$35,725	$29,902	19.5%	$64,694	$54,749	18.2%

Less: Realized investment gains, net of tax	6,780	2,432	178.8%	11,005	4,827	128.0%

Operating earnings	$28,945	$27,470	5.4%	$53,689	$49,922	7.5%

Return on Equity:
Net earnings (trailing four quarters)				15.8%	12.5%
Comprehensive earnings (trailing four quarters)				21.3%	11.7%

Per Share Data

Diluted:
Weighted average shares outstanding (in 000’s)	43,688	43,341		43,669	43,268

EPS from operations (1)	$0.66	$0.63	4.8%	$1.23	$1.15	7.0%
Realized gains, net of tax	0.16	0.06	166.7%	0.25	0.12	108.3%
Net earnings per share	$0.82	$0.69	18.8%	$1.48	$1.27	16.5%

Comprehensive earnings (loss) per share	$1.27	$(0.08)	—	$2.34	$0.90	160.0%

Cash dividends per share	$0.18	$0.17	5.9%	$0.35	$0.33	6.1%

Net Cash Flow provided by Operations	$40,535	$33,109	22.4%	$38,528	$26,781	43.9%

(1)  See discussion above of non-GAAP financial measures.

RLI CORP.

2014 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2014	2013	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,535,272	$1,440,703	6.6%
(amortized cost - $1,486,276 at 6/30/14)
(amortized cost - $1,431,700 at 12/31/13)
Equity securities	436,462	418,654	4.3%
(cost - $218,797 at 6/30/14)
(cost - $218,848 at 12/31/13)
Cash and cash equivalents	45,723	62,701	-27.1%
Total investments and cash	2,017,457	1,922,058	5.0%

Premiums and reinsurance balances receivable	203,499	152,509	33.4%
Ceded unearned premiums	72,396	60,407	19.8%
Reinsurance recoverable on unpaid losses	339,104	354,924	-4.5%
Deferred acquisition costs	68,190	61,508	10.9%
Property and equipment	42,935	40,261	6.6%
Investment in unconsolidated investees	64,487	49,793	29.5%
Goodwill and intangibles	74,407	74,876	-0.6%
Other assets	26,521	23,974	10.6%
Total assets	$2,908,996	$2,740,310	6.2%

Unpaid losses and settlement expenses	1,127,073	1,129,433	-0.2%
Unearned premiums	444,453	392,081	13.4%
Reinsurance balances payable	62,402	47,334	31.8%
Funds held	59,398	61,656	-3.7%
Long-term debt - bonds payable	149,604	149,582	0.0%
Income taxes - deferred	81,963	57,801	41.8%
Accrued expenses	40,199	59,596	-32.5%
Other liabilities	24,509	13,861	76.8%
Total liabilities	1,989,601	1,911,344	4.1%
Shareholders’ equity	919,395	828,966	10.9%
Total liabilities & shareholders’ equity	$2,908,996	$2,740,310	6.2%

OTHER DATA

Common shares outstanding (in 000’s)	43,024	42,982

Book value per share	$21.37	$19.29	10.8%
Closing stock price per share	$45.78	$48.69	-6.0%
Cash dividends per share - ordinary (annualized)	$0.71	$0.67	6.0%
Cash dividends per share - special	$—	$1.50	—

Statutory Surplus	$903,013	$859,221	5.1%

RLI CORP.

2014 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

		GAAP		GAAP		GAAP		GAAP
Three Months Ended June 30,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2014

Gross premiums written	$132,283		$101,735		$30,152		$264,170
Net premiums written	109,376		71,766		27,386		208,528
Net premiums earned	94,360		48,791		25,453		168,604
Net loss & settlement expenses	44,863	47.5%	28,272	57.9%	210	0.8%	73,345	43.5%
Net operating expenses	33,030	35.0%	18,226	37.4%	17,434	68.5%	68,690	40.7%
Underwriting income	$16,467	82.5%	$2,293	95.3%	$7,809	69.3%	$26,569	84.2%

2013

Gross premiums written	$123,486		$102,454		$30,100		$256,040
Net premiums written	99,247		71,937		28,765		199,949
Net premiums earned	78,372		49,619		26,562		154,553
Net loss & settlement expenses	35,530	45.3%	28,911	58.3%	1,166	4.4%	65,607	42.4%
Net operating expenses	28,228	36.0%	18,486	37.3%	16,673	62.8%	63,387	41.0%
Underwriting income	$14,614	81.3%	$2,222	95.6%	$8,723	67.2%	$25,559	83.4%

		GAAP		GAAP		GAAP		GAAP
Six Months Ended June 30,	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2014

Gross premiums written	$244,238		$159,888		$57,442		$461,568
Net premiums written	201,024		115,425		53,670		370,119
Net premiums earned	185,337		92,109		52,290		329,736
Net loss & settlement expenses	97,482	52.6%	43,670	47.4%	3,209	6.1%	144,361	43.8%
Net operating expenses	65,310	35.2%	36,468	39.6%	34,496	66.0%	136,274	41.3%
Underwriting income	$22,545	87.8%	$11,971	87.0%	$14,585	72.1%	$49,101	85.1%

2013

Gross premiums written	$226,937		$166,474		$56,421		$449,832
Net premiums written	181,744		117,529		53,642		352,915
Net premiums earned	151,341		94,600		52,763		298,704
Net loss & settlement expenses	76,825	50.8%	44,045	46.6%	6,185	11.7%	127,055	42.5%
Net operating expenses	55,798	36.9%	37,409	39.5%	33,085	62.7%	126,292	42.3%
Underwriting income	$18,718	87.7%	$13,146	86.1%	$13,493	74.4%	$45,357	84.8%